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                                                                   EXHIBIT 10.32



                         EXECUTIVE EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into as of October 5, 1999, to be effective for all purposes as of October 1, 1999 (the "EFFECTIVE DATE"), by and between Cooperative Computing, Inc., a Texas corporation (hereinafter, together with its successors, referred to as the "COMPANY"), Cooperative Computing Holding Company, Inc., a Delaware corporation (hereinafter, together with its successors, referred to as "HOLDINGS") and Paul D. Stone (hereinafter referred to as the "EXECUTIVE").

                              W I T N E S S E T H :

                  WHEREAS, the Company desires to employ the Executive in an executive capacity with the Company, and the Executive desires to be employed by the Company in said capacity; and

                  WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their understandings and agreements.

                  NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. DEFINITIONS.

                  "ACCRUED BENEFITS" means (i) all salary earned or accrued through the date the Executive's employment is terminated, (ii) reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the date the Executive's employment is terminated, (iii) all other payments and benefits to which the Executive may be entitled under the terms of any applicable compensation arrangement or benefit plan or program of the Company (including those arrangements, plans or programs contemplated by Sections 4(e), (f) and (g)), including any earned and accrued, but unused vacation pay and (iv) any earned but unpaid Quarterly Bonus in respect of any full fiscal quarter ended prior to the date the Executive's employment is terminated.

                  "ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "AFFILIATE" shall have the meaning given such term in Rule 12b-2 of the Act.


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                  "BOARD" shall mean the board of directors of the Company.

                  "CAUSE" means (a) a conviction of any crime (other than minor traffic offenses and the like), (b) the Executive breaches any obligations under Section 6 of this Agreement (and fails to cure the breach within 30 days after notice), (c) the Executive engages in dishonesty or fraud, (d) the Executive is physically able to perform his duties and services but refuses to do so or (e) the Executive engages in gross negligence or willful misconduct injurious to the Company, Holdings, or their respective Subsidiaries.

                  "COBRA" means the Consolidated Omnibus Reconciliation Act of 1985.

                  "EFFECTIVE DATE" shall have the meaning set forth in the introductory paragraph hereto.

                  "EMPLOYMENT PERIOD" shall mean the period during which the Executive is employed by the Company.

                  "GOOD REASON" shall mean (a) any breach by the Company of its obligations hereunder, (b) any significant reduction, approved by the Board without the Executive's written consent, in the Executive's title, duties or responsibilities other than for Cause (unless in the case of either clause (a) or (b) the Executive has notified the Company within 30 days after the occurrence of such event and the Company has cured such event within 30 days after receipt of such notice) or (c) Executive is required to relocate without his consent to an area that is outside a 50 mile radius of Austin, Texas.

                  "OPTION AGREEMENT" shall mean the agreement between the Executive and the Company pursuant to which any Option is granted to the Executive.

                  "OPTION PLAN" shall mean the Cooperative Computing Holding Company, Inc. 1998 Stock Option Plan, as amended from time to time, and any successor thereto.

                  "OPTIONS" shall mean the stock options to be granted to the Executive hereunder.

                  "PERSON" shall mean any "person", within the meaning of Sections 13(d) and 14(d) of the Act, including a "group" as therein defined.

                  "QUARTERLY BONUS" shall have the meaning set forth in Section 4(b) hereof.

                  "SUBSIDIARY" shall mean, with respect to any Person, any other Person of which such first Person owns the majority of the economic interest in such Person or owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.



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                  "TARGET ANNUAL BONUS" shall mean, for any fiscal year, an
         amount equal to one-half (1/2) of the difference obtained by subtracting (i) Fifteen Thousand and No/100 Dollars ($15,000.00) from
         (ii) the Base Salary for such fiscal year.

                  SECTION 2. TERM OF EMPLOYMENT. The Executive's Employment Period shall commence on the Effective Date hereof and shall continue until terminated by either party upon written notice delivered to the other party in accordance herewith.

                  SECTION 3. DUTIES. During the Employment Period, the Executive
(i) shall serve as Senior Vice President and Chief Administrative Officer of the Company, (ii) shall report directly to the President and Chief Operating Officer of the Company, (iii) shall, subject to and in accordance with the authority and direction of the Board and the President and Chief Operating Officer of the Company have such authority and perform in a diligent and competent manner such duties as may be assigned to him from time to time by the Board and the President and Chief Operating Officer of the Company and (iv) shall devote his best efforts and such time, attention, knowledge and skill to the operation of the business and affairs of the Company as shall be reasonably necessary to manage and supervise the Company and the other business and affairs of the Company.

                  SECTION 4. COMPENSATION. During the Employment Period, the Company shall compensate Executive as follows:

                  (a) the Executive shall receive, at such intervals and in accordance with such Company policies as may be in effect from time to time, an annual salary (pro rata for any partial year) equal to (i) for the first year of the Employment Period, Two Hundred Fifteen Thousand and No/100 Dollars ($215,000.00) and (ii) for the second year of the Employment Period and each year thereafter, Two Hundred Sixty Five Thousand and No/100 Dollars ($265,000.00) (collectively, the "BASE SALARY"), which Base Salary shall be subject to appropriate increase, as determined by the sole discretion of the Board;

                  (b) the Executive shall be eligible to receive a quarterly bonus (the "QUARTERLY BONUS") for each full fiscal quarter of the Company commencing with the fiscal quarter ending December 31, 1999. The Executive's eligibility to receive any Quarterly Bonus will be determined based on the Company's achievement during the applicable fiscal quarter of budgeted earnings before income tax, depreciation and amortization as approved by the Board at the beginning of each fiscal year and adjusted from time to time. The Quarterly Bonuses earned during any fiscal year shall, except as provided in Section 5(c)(iii) hereof, be paid quarterly in arrears no later than forty-five (45) days after the end of each fiscal quarter. Each Quarterly Bonus is expected to equal twenty five percent (25%) of the Target Annual Bonus. Notwithstanding the foregoing, in no event will the aggregate of the Executive's Quarterly Bonuses with respect to the fiscal year ending September 30, 2000 be less than Seventy Five Thousand and No/100 Dollars ($75,000.00).



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                  (c) Holdings will grant to the Executive, by October 15, 1999, but effective as of the Effective Date, Options to purchase an aggregate of 300,000 shares of Common Stock, par value $.000125 per share, of Holdings. The Options will be evidenced by a separate Option Agreement and will be granted pursuant to, and subject to the terms of (except for those terms outlined below), the Option Plan. The Options will be exercisable at $5.00 per share and, except as provided in the next sentence, will vest and become exercisable in the manner and at the times provided in the Option Plan. Notwithstanding the foregoing,
         (i) the Options will fully vest and become exercisable upon the occurrence of a Change of Control (as defined in the Option Plan) or upon termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason and (ii) following any termination of the Executive, the Executive shall be entitled to exercise any then exercisable options at any time prior to the expiration of such option. It is the present intention of Holdings to reprice options outstanding as of the date hereof to more accurately reflect the fair market value of the Common Stock. Holdings agrees that the Options to be granted to Executive will be repriced in the same manner as such outstanding options, if and when such repricing occurs.

                  (d) the Executive shall be reimbursed, upon submission of proper vouchers, at such intervals and in accordance with such Company policies as may be in effect from time to time, for any and all reasonable business expenses incurred by him for the benefit of the Company in connection with the Executive's responsibilities to the Company;

                  (e) the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company as determined by the Board from time to time;

                  (f) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to similarly-situated executives of the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company; and

                  (g) the Executive shall be entitled to receive (in addition to the benefits described above) such perquisites and fringe benefits appertaining to his position in accordance with any practice established by the Board or applicable generally to other executives of the Company.

                  SECTION 5. TERMINATION OF EMPLOYMENT.

                  (a) All Accrued Benefits to which the Executive (or his estate or beneficiary) is entitled shall be payable by the Company in cash promptly upon



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         termination of his Employment Period, except as otherwise specifically provided herein, or under the terms of any applicable policy, plan or program.

                  (b) Any termination by the Company, or by the Executive, of the Employment Period shall be communicated by written notice of such termination to the Executive, if such notice is delivered by the Company, and to the Company, if such notice is delivered by the Executive, each in compliance with the requirements of Section 13 hereinbelow.

                  (c) If prior to the expiration of the Employment Period, the Employment Period is terminated by the Executive for Good Reason or by the Company for any reason other than Cause or the Executive's death, permanent disability (as defined in the Company's Board-approved disability plan or policy, as in effect from time to time or if no such plan is then in effect as such term is normally defined in such plans) or retirement (as defined in the Company's Board-approved retirement plan or policy, as in effect from time to time or if no such plan is then in effect as such term is normally defined in such plans), then, as his exclusive right and remedy in respect of such termination:

                           (i) the Executive shall receive from the Company his
                  Accrued Benefits, except that, for this purpose, Accrued Benefits shall not include any entitlement to severance under any Company severance policy generally applicable to the Company's salaried employees and shall not, in respect of any Quarterly Bonus, be duplicative of any payment to be made under Section 5(c)(iii) below;

                           (ii) the Executive shall receive from the Company, as
                  long as the Executive does not violate the provisions of
                  Section 6 hereof, severance pay equal to the Executive's then current monthly Base Salary, payable in accordance with the Company's regular pay schedule, for twelve (12) months from the date of termination of employment;

                           (iii) the Executive shall receive from the Company
                  any earned but unpaid Quarterly Bonuses in respect of any full fiscal quarter ended prior to such termination, payable to the Executive in a lump sum payment to be made on or before ninety
                  (90) days after the date of termination; and

                           (iv) the Executive, and/or the Executive's family, as
                  the case may be, shall continue to be covered, upon the same terms and conditions as described in Section 4(f) hereinabove, by the same or equivalent medical, dental, and life insurance coverages as in effect for the Executive, and/or the Executive's family, as the case may be, immediately prior to the termination of his employment, until the earlier of (A) the expiration of the period for which he receives severance pay pursuant to clause (c)(ii) above or (B) the date the Executive has commenced new employment and has thereby become eligible for comparable benefits, subject to the Executive's rights under COBRA.



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                  (e) Any amounts payable to the Executive in installments
         pursuant to this Section 5 may, at the option of the Company, be paid in a lump sum rather than in installments as provided above. In any event, all such amounts (whether paid in installments or in a lump sum) shall be considered severance payments and be in full and complete satisfaction of the obligations of the Company to the Executive in connection with the termination of the Executive.

                  (f) Notwithstanding anything else contained herein, if the Executive voluntarily terminates his employment without Good Reason, or the Company terminates the Executive for Cause or the Executive is terminated by reason of death or permanent disability, all of his rights to severance from the Company (including pursuant to any plan or policy of the Company) shall terminate immediately, except the right to payment for Accrued Benefits (other than severance) in respect of periods prior to such termination.

                  SECTION 6. NONCOMPETE AND NONSOLICITATION.

                  (a) During and following the Executive's employment by the Company, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Company, or any of its Subsidiaries, except to the extent authorized in writing by the Board or required by any court or administrative agency, other than to an employee of the Company or any of its Subsidiaries, or a Person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company. Confidential information shall not include any information known generally to the public. All records, files, documents and materials, or copies thereof, relating to the Company's or any of its Subsidiaries' business which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company, Holdings or any of their respective Subsidiaries, as the case may be, and shall be promptly returned by the Executive to the Company, Holdings, or such Subsidiary (as applicable) upon termination of the Executive's employment with the Company.

                  (b) Except with the Board's prior written approval, during the Employment Period and for two (2) years after the termination of the Employment Period, the Executive shall not, directly or indirectly:

                           (i) solicit, entice, persuade or induce any employee
                  of the Company, Holdings, or any of their respective Subsidiaries to terminate his employment by the Company, Holdings or any of their respective Subsidiaries or to become employed by any Person other than the Company, Holdings, or any of their respective Subsidiaries; or

                           (ii) approach any such employee for any of the
                  foregoing purposes; or



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                           (iii) authorize, solicit or assist in the taking of
                  such actions by any third party.

                  (c) During the Employment Period and for two (2) years after the termination of the Employment Period, the Executive shall not, directly or indirectly, anywhere within the United States, engage, participate, make any financial investment in, or become employed by or render advisory or other services to or for any Person or other business enterprise (other than the Company, Holdings, and their Affiliates) providing or servicing management information systems and solutions for the automotive parts aftermarket industry or the hardlines and lumber industry (any of the foregoing activities being referred to herein as "Competitive Activities"). The foregoing covenant respecting Competitive Activities shall not be construed to preclude the Executive from making any investments in the securities of any company, whether or not engaged in competition the Company, Holdings or any of their respective Subsidiaries, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and such investment does not exceed one percent (1%) of the issued and outstanding shares of such company or give the Executive the right or power to control or participate directly in making the policy decisions of such company.

                  (d) If any court determines that any portion of this Section 6 is invalid or unenforceable, the remainder of this Section 6 shall not thereby be affected and shall be given full effect without regard to the invalid provision. If any court construes any of the provisions of this Section 6, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

                  (e) The Executive hereby acknowledges and agrees that damages will not be an adequate remedy for the Executive's breach of any of his covenants contained in this Section 6, and further agrees that the Company shall be entitled to obtain appropriate injunctive and/or other equitable relief for any such breach, without the posting of any bond or other security.

                  SECTION 7. SUCCESSORS. The Company and Holdings may assign their respective rights under this Agreement to any successor to all or substantially all the assets of the Company or Holdings, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company or Holdings. Any such assignment by the Company or Holdings shall remain subject to the Executive's rights hereunder, including those under Section 5 hereof. The rights of the Executive under this Agreement may not be assigned or encumbered by the Executive, voluntarily or involuntarily, during his lifetime, and any such purported assignment shall be void ab initio. However, all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the



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Executive hereunder shall be paid, in the event of the Executive's death, to the
Executive's estate, heirs or representatives.

                  SECTION 8. THIRD PARTIES; PARTIES BOUND. Except for the rights granted to the Company, Holdings, and their respective Subsidiaries pursuant hereto (including, without limitation, pursuant to Section 6 hereof) and except as expressly set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement. Notwithstanding anything to the contrary contained herein, neither Holdings nor any Subsidiary shall be bound by, or otherwise responsible for the Company's compliance with, Sections 2, 3, 4 (other than Section 4(c))or 5 hereof.

                  SECTION 9. ENFORCEMENT. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof is declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

                  SECTION 10. AMENDMENT. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board, and executed by the Company and the Executive; provided, however, that any amendment to Section 4(c) hereof or this proviso shall also require the written consent of Holdings; and provided further that any attempted amendment or modification without the requisite approval and execution shall be null and void ab initio and of no effect.

                  SECTION 11. WITHHOLDING. The Company shall be entitled to withhold from any amounts to be paid to the Executive hereunder any federal, state, local, or foreign withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

                  SECTION 12. GOVERNING LAW. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law of Texas or any other jurisdiction.

                  SECTION 13. NOTICE. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid:



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         If to the Company or Holdings:

                           6207 Bee Cave Road
                           Austin, Texas  78746
                           Attention:  President

         If to the Executive:

                           3001 Chatelaine Drive
                           Austin, Texas  78746

         With Copies to:

                           Munsch Hardt Kopf & Dinan, P.C.
                           4000 Fountain Place
                           1445 Ross Avenue
                           Dallas, Texas 75202
                           Attention:  Sally Schreiber, Esq.

         or to such other address as the party to be notified shall have given to the other in accordance with the notice provisions set forth in this
         Section 13.

                  SECTION 14. NO WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

                  SECTION 15. HEADINGS. The headings contained herein are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement in one or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first written above.

                                        COOPERATIVE COMPUTING, INC.


                                        By: /s/ JOE COLONNETTA
                                            ------------------------------------
                                        Name: Joe Colonnetta
                                              ----------------------------------
                                        Title: Director
                                               ---------------------------------


                                        COOPERATIVE COMPUTING HOLDING
                                        COMPANY, INC.


                                        By: /s/ JOE COLONNETTA
                                            ------------------------------------
                                        Name: Joe Colonnetta
                                              ----------------------------------
                                        Title: Director
                                               ---------------------------------



                                        EXECUTIVE:

                                         /s/ PAUL D STONE
                                        ----------------------------------------
                                               Paul D. Stone



                                SIGNATURE PAGE TO
                         EXECUTIVE EMPLOYMENT AGREEMENT